FIGS, INC. – 2021 EMPLOYEE STOCK PURCHASE PLAN
SUB-PLAN FOR CANADIAN PARTICIPANTS
Whereas:

(i)    FIGS, Inc., a Delaware corporation (“Company”) is the parent of a FIGS Canada, Inc., a corporation organized and existing under the laws of Ontario (the “Canadian Subsidiary”);
(ii)    The Company has adopted the 2021 Employee Stock Purchase Plan (the “Plan”).
(iii)     The Plan Administrator has designated the Canadian Subsidiary as a Designated Subsidiary. Pursuant to section 5.7 of the Plan, the Plan shall apply to Eligible Employees of the Canadian Subsidiary, subject to the adjustments set-forth below in this Sub-Plan.
(iv)    Unless otherwise defined herein, all the terms defined in the Plan will have the same meaning for the purpose of this Sub-Plan.
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1.Notwithstanding Section 3.2 of the Plan, Common Stock distributed pursuant to the Plan to any Eligible Employee of the Canadian Subsidiary may only consist of authorized and unissued Common Stock.
2.Notwithstanding Section 5.1 of the Plan, any Eligible Employee of the Canadian Subsidiary shall be eligible to participate in the Plan for an Offering Period, subject to the requirements of Article V of the Plan, provided that the Eligible Employee’s Termination Date (defined below) has not occurred prior to the given Enrollment Date for such Offering Period.
3.The Participant will not be entitled to any compensation or damages in respect of the termination of their participation in the Plan. Notwithstanding anything to the contrary in the Plan, subject to any applicable minimum requirements contained in employment standards legislation applicable to the Participant in respect of the Participant’s employment relationship with the Canadian Subsidiary (all such legislation, as amended and replaced “ESL”), the Participant’s eligibility to participate in the Plan will cease on the Termination Date. The “Termination Date” means, in the case of termination of the Participant’s employment, the later of: (i) the date that is the last day of any minimum statutory notice period applicable to the Participant pursuant to the minimum standards of ESL, if and only to the extent required to comply with ESL and (ii) the date that is designated by the Canadian Subsidiary as the date on which the Participant’s employment is terminated, provided that in the case of termination of the Participant’s employment due to resignation, such date shall not be earlier than the date notice of resignation was given. Each of (i) and (ii) of the previous sentence will be determined without regard to any applicable period of reasonable notice, contractual notice, severance or pay in lieu of notice that follows (or is in respect of a period which follows) the last day that the Participant actually and actively provides services to the Canadian Subsidiary as specified in the notice of termination provided by the Participant or the Canadian Subsidiary, as the case may be. For the avoidance of doubt, the parties intend to displace any presumption that the Participant is entitled to reasonable notice of termination under common law or civil law in connection with the Plan.
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4.Compliance with ESL. All provisions in the Plan and the Offering Document (collectively, the “Plan Documents”) are subject to all minimum requirements of ESL. The Canadian Subsidiary will comply with all applicable minimum requirements contained in ESL. Accordingly, to the extent that any applicable ESL minimum requirements apply, the Plan Documents shall: (i) not be interpreted as in any way waiving or contracting out of such requirements; and (ii) be interpreted to achieve compliance with such requirements. In the event that ESL requires the Canadian Subsidiary to provide the Participant with a superior right upon termination of the Participant’s employment (“Statutory Entitlements”) than provided for under the Plan Documents, then the Canadian Subsidiary shall provide the Participant with the Participant’s Statutory Entitlements in substitution for the Participant’s rights under the Plan Documents. There shall be no presumption of strict interpretation against the Canadian Subsidiary.
5.Withholding. References to the Company in Section 6.4, 6.5 and 9.2 of the Plan in the context of the withholding obligation shall be read as a reference to the Company or the Canadian Subsidiary, as applicable, depending on which entity is responsible for such withholding obligation.
6.Voluntary Participation. The Participant acknowledges and agrees that the Participant’s participation in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon the Participant any rights or privileges other than those rights and privileges expressly provided in the Plan Documents.
7.Data Privacy Consent. The Participant agrees to provide the Company with all information (including personal information, which means any information of an identifiable individual) required by the Company in order to administer the Plan. The Participant acknowledges that information required by the Company in order to administer the Plan may be shared with any custodian appointed in respect of the Plan and other third parties, in connection with the administration of the Plan (such persons, “Recipients”). Recipients may be located in the Participant’s jurisdiction of residence, or elsewhere, and the Participant’s jurisdiction may have different data privacy laws and protections than the Recipient’s jurisdiction(s). The Participant consents to such sharing and authorizes the Company to share the Participant’s information on the Participant’s behalf and authorizes such Recipients to receive, posses, use, retain, transfer and otherwise process the information, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan. The Participant may, at any time, refuse or withdraw the consents in this Section 7 by written notice in accordance with the Plan. If the Participant refuses or withdraws the consents in this Section 7, the Company may cancel the Participant’s participation in the Plan.

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